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                                                                    EXHIBIT 10.2

                               SEVERANCE AGREEMENT

                                     between

                            TECUMSEH PRODUCTS COMPANY
                               100 EAST PATTERSON
                               TECUMSEH, MICHIGAN

                    (hereinafter referred to as the Company)

                                       and

                               JAMES S. NICHOLSON
                              4827 BILLMYER HIGHWAY
                             BRITTON, MICHIGAN 49229

                    (hereinafter referred to as the Employee)

                                    Section 1
                         Duration of Severance Agreement

This Severance Agreement ("Agreement") shall become effective on that date that is later the date of its execution by (i) the Company and (ii) the Employee. The duration of this Severance Agreement is for an indefinite period and is subject to termination in accordance with the terms and conditions hereof.

                                    Section 2
                                Severance Benefit

If Employee is severed or terminated by the Company while this Agreement is in effect, other than under the circumstances set forth in Section 3 below, then the Employee is entitled to twelve months (the "Continuation Period") continuation of his then current salary and benefits (the "Severance Benefits"), subject to fulfilment of any conditions to receipt of Severance Benefits set forth in this Section 2. Once the Continuation Period ends, the Employee will be eligible for certain benefits available pursuant to and in accordance with the Consolidated Omnibus Budget Reconciliation Act, commonly known as COBRA.

If the Severance Benefits are found to be duplicative of any other benefits payable by the Company to or for the benefit of Employee as a result of Employee suffering a severance or termination

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event for which Severance Benefits would be available to Employee under this
Agreement, none of such duplicative amounts or benefits owed to Employee hereunder shall be paid or become payable to or for Employee.

Notwithstanding anything herein to the contrary, under no circumstances will any Severance Benefits become payable to Employee or the Continuation Period begin until such Employee has executed and delivered an agreement which releases the Company, its affiliates, directors, officers, employees, agents, and representatives from any claims by the Employee, his heirs, representatives, and successors and assigns, and includes a covenant not to sue.

                                    Section 3
                              Agreement Termination

This Agreement terminates and shall be of no further force or effect, and the Employee forfeits any Severance Benefit amounts then due or that may become payable under the Agreement, if Employee resigns or announces Employee's intention to resign. In addition, the Employee shall not be entitled to any Severance Benefits under this Agreement upon the occurrence of any of the following events or circumstances and this Agreement shall automatically terminate and be of no further force or effect:

     1. The Company sells all or substantially all of its compressor operations (via a stock or asset sale(s)) and the Employee is offered employment by the acquiring company or companies;

     2. Employee receives or is entitled to receive compensation or benefits pursuant to another agreement which is triggered upon a change-in-control of the Company, and such change-in-control has occurred;

     3. Employee is terminated by the Company due to Employee's willful misconduct, gross negligence, or continued failure to perform the Employee's duties after a written demand for substantial performance is delivered to the Employee specifically identifying the nature of such unacceptable performance and such condition goes uncorrected for thirty (30) days;

     4.   Employee is convicted of a felony; or

     5. Employee dies or becomes disabled pursuant to the terms and conditions of the Company's disability policy.

The Company reserves the right to, at any time, without increasing or decreasing Employee's base salary, change or alter the Employee's title, position, work location within Northern USA, and responsibilities in keeping

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with his knowledge and skills. No such alterations or changes shall be considered a constructive termination of employment by the Company or Employee.

                                    Section 4
                                 General Duties

While this Agreement is in effect, Employee shall work exclusively for the Company. In addition, while this Agreement is in effect and during the Continuation Period, if any, Employee shall neither engage in a business nor do business in the same geographic or product areas of the Company for his own or another's account that competes with the Company.

While this Agreement is in effect and during the Continuation Period, if any, Employee shall not become employed by, otherwise provide services to, or acquire an investment or ownership interest greater than 1% in a business that competes with the Company or that maintains a business relationship, to a substantial extent, with the Company.

Employee covenants and agrees that Employee shall preserve and protect the secrecy and confidentiality of all non-public Company information (in any form or media), while employed by the Company and thereafter. Employee shall keep in safe custody all business documents and correspondence as well as any duplicates and photocopies made thereof and shall return such items to the Company, without having to be requested to do so, upon termination of his employment with the Company. The Employee further acknowledges and agrees that he has no right to retain any such documents or correspondence.

                                    Section 5
                                Other Provisions

The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Michigan without reference to principles of conflict of laws.

The Company shall withhold from any amounts payable under this Agreement all Federal, state, local, or other taxes required pursuant to any law, regulation or ruling. The Company will not be responsible for Employee's personal income or other taxes resulting from Employee's receipt of Severance Benefits that may be provided under this Agreement.

This Agreement and the right to receive Severance Benefits hereunder, shall not be assignable or transferable, whether by pledge, creation of a security interest, or otherwise. In the event of any attempted assignment or transfer by the Employee contrary to this section, such assignment or

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transfer shall be void and of no force or effect against the Company, and the
Company shall have no liability or obligation to pay or provide any amount or benefit so assigned or transferred.

Any term or provision hereof that is invalid, illegal, or unenforceable shall not affect the validity or enforceability or the remaining terms and provision hereof or the validity or enforceability of the offending term in any other situation or in any other jurisdiction, and another appropriate provision shall apply in the place of such provision, insofar as legally permissible, that comes closest in economic terms to what the parties wanted or would have wanted had they been aware of the invalidity of the provision. .

Amendments to this Agreement shall be invalid unless made in writing and signed by both the Company and Employee.

Any notice required to be given by a party to the other hereunder shall be in writing and delivered in person or sent by certified or registered mail, return receipt requested, or by nationally recognized overnight delivery service. Such notices shall be deemed to be effective when delivered (if in person) or sent (if mailed or tendered for delivery) at the address of the parties set forth above or at such other address as that party shall hereafter designate in writing.

This Agreement shall constitute the entire understanding of the parties relating to the subject matter and any and all prior understandings, agreements or representations, written or oral, shall be merged into and barred by the execution hereof.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered, on the date(s) set forth next to each party's signature.

                                        Tecumseh Products Company


March 29, 2007                          By /s/ James J. Bonsall
                                           -------------------------------------
                                           James J. Bonsall
                                        Its: President and COO


                                        Employee


March 29, 2007                          By /s/ James S. Nicholson
                                           -------------------------------------
                                           James S. Nicholson